EXHIBIT NO. 99.1

Contact:
Tammie Brown
Workstream, Inc.
1-877-327-8483 ext. 263
tammie.brown@workstreaminc.com
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   Workstream Introduces Dramatic On-Demand Pricing Structure for TalentCenter

     Corporations Turn On Savings For As Little As $4 Per Employee Per Month

Chicago, IL. - October 13, 2004 - Workstream Inc.(TM) (NASDAQ: WSTM), a provider of Enterprise Workforce Management software, today announced the availability of On-Demand `Per-Employee-Per-Month' (PEPM) Pricing for Workstream's TalentCenter. The Company is exhibiting today at the HR Technology Tradeshow, in booth 515, at McCormick Place in Chicago, IL. This dramatically different pricing approach enables employers to reduce their overall HR administration costs by renting a complete suite of Workforce Management applications, all on a common platform.

With Workstream's On-Demand Pricing, customers can rent individual recruiting, performance management, compensation, rewards and transition application services for a fixed monthly fee, or they can rent the entire Workstream suite for only $4 PEPM. To turn the service on, customers pay a nominal set up fee; professional services for implementation and configuration; the first and last months payments, and agree to spread their payments out over four years.

Workstream's Enterprise Workforce Management on-demand solutions include:

      Workstream Recruitment - helps companies automate and manage the entire recruitment process including job requisition through hiring.

      Workstream Performance - enables organizations to translate business strategy into a fully aligned set of operational goals, assess productivity, competencies, succession and leadership planning as well as employee surveys.

      Workstream Compensation - a complete set of products that organizations can use to manage all types of compensation including merit, variable and stock programs.

      Workstream Rewards - these solutions deliver convenience and productivity benefits to the entire workforce, help organizations identify and reward accomplishments and behaviors that drive desired operational results.

      Workstream Transition -outplacement services that provide a comprehensive guide for displaced employees, saving time, effort, and money.

"Workstream is addressing the changing need in the market for flexible software solutions for forward thinking Global 2000 organizations," said Kevin Dobbs, Senior Vice President at Workstream. "The HR Community has been asking for a more flexible and affordable way to solve their overall workforce management challenges and Workstream's On-Demand Pricing approach does just that."

Pricing and Availability

On-Demand Pricing for Workstream's TalentCenter is available now for organizations with a minimum of 5,000 employees in North America. For more information contact your local Workstream sales representative or visit http://www.workstreaminc.com.

About Workstream

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Performance, Compensation, Rewards and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With 12 offices across North America, Workstream services customers including BearingPoint, Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, KPMG Canada, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA, Watson Wyatt and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.